UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2026

Fifth District Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42198	99-1897673
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4000 General DeGaulle Drive, New Orleans, Louisiana		70114
(Address of Principal Executive Offices)		(Zip Code)

(504) 362-7544
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value 0.01 per share	FDSB	The Nasdaq Stock Market, LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2026, Fifth District Bancorp, Inc. (the “Company”) and its bank subsidiary, Fifth District Savings Bank (the “Bank”), promoted Amie L. Lyons to serve as President and Chief Executive Officer of the Company and the Bank on a permanent basis.  As previously reported under cover of a Current Report on Form 8-K filed on June 4, 2025, Ms. Lyons had been serving on an interim basis following the passing of the former President and Chief Executive Officer.
Item 7.01 Regulation FD Disclosure.
On February 9, 2026, the Company issued a press release to announce the event disclosed in Item 5.02 above.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 104	Press Release dated February 9, 2026 Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH DISTRICT BANCORP, INC.

Date: February 9, 2026	By:	/s/ Amie L. Lyons
Amie L. Lyons
President and Chief Executive Officer